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                                                                    Exhibit 23.7

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 5, 1998 (except Note 10 as to which the date is July 16, 1998) with respect to the financial statements of ComTel UK Finance B.V., included in the Proxy Statement of NTL Incorporated that is made as part of the Registration Statement (Form S-4) and Prospectus of NTL Incorporated for the registration of shares of its common and preferred stock.


/s/ Deloitte & Touche
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Deloitte & Touche
Chartered Accountants
Bracknell, England
September 25, 1998